UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 22, 2008
CALAVO GROWERS, INC.
(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)
Registrant’s telephone number, including area code: (805) 525-1245
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Calavo Growers, Inc. (“Calavo”) and Lecil E. Cole, Suzanne Cole-Savard, Guy Cole, Eric Weinert, and Lecil E. Cole and Mary Jeanette Cole, as trustees of the Lecil E. and Mary Jeanette Cole Revocable Trust dated October 19, 1993 (the “Cole Trust”), have entered into an Acquisition Agreement, dated May 19, 2008 (the “Acquisition Agreement”), which sets forth the terms and conditions pursuant to which Calavo will purchase all of the outstanding shares of Hawaiian Sweet, Inc. (“HS”) and all ownership interests of Hawaiian Pride, LLC (“HP”). HS and HP engage in tropical-product packing and processing operations in Hawaii. The Acquisition Agreement provides, among other things, that as a result of the Acquisition Agreement, Calavo shall make an initial purchase price payment in the aggregate amount of $3,500,000 for both entities. Calavo made the initial payment on May 20, 2008. Calavo shall also make two additional annual payments, ranging from $2,500,000 to $4,500,000, based on certain operating results (the “Earn-Out Payment(s)”), as defined. Mr. Cole is President, Chief Executive Officer, and a Chairman of the Board of Directors of Calavo.
     The first Earn-Out Payment to be made by Calavo will be adjusted if the aggregate working capital (“WC”) of HS and HP does not equal $700,000 as of the closing date. In the event that WC is less than $700,000, Calavo shall reduce its first Earn-Out payment by an amount equal to the difference between $700,000 and the closing date aggregate working capital of HS and HP. In the event that WC is greater than $700,000, Calavo shall increase its first Earn-Out payment by an amount equal to the difference between $700,000 and the closing date aggregate working capital of HS and HP.
     Pursuant to the Acquisition Agreement, the transaction will close on May 30, 2008. Closing is not subject to the satisfaction of any condition.
     Concurrently with the execution of the Acquisition Agreement, Calavo and the Cole Trust have entered into an Agreement and Escrow Instructions for Purchase and Sale of Real Property (the “Real Estate Contract”), dated the same date as the acquisition agreement, pursuant to which Calavo will purchase from the Cole Trust approximately 727 acres of agricultural land located in Pahoa, Hawaii for a purchase price of $1,500,000, which Calavo delivered on May 19, 2008. The closing of the Real Estate Contract will also occur on May 30, 2008.
     For additional information, reference is made to the Acquisition Agreement, the Real Estate Contract, and the press release dated May 20, 2008, which are included as Exhibits 2.1, 2.2, and 99.1, and are incorporated herein by reference.
     The preceding discussion is qualified by reference to the Acquisition Agreement and the Real Estate Contract, which are filed as exhibits to this Current Report on Form 8-K and is incorporated herein.
Item 2.01 Completion of Acquisition of Disposition of Assets.
     See discussion in Item 1.01, which is incorporated herein.

Item 9.01. Financial Statements and Exhibits.
2.1	Acquisition Agreement dated as of May 19, 2008 between Calavo Growers, Inc. and Lecil E. Cole, Suzanne Cole-Savard, Guy Cole, Eric Weinert, and Lecil E. Cole and Mary Jeanette Cole, as trustees of the Lecil E. and Mary Jeanette Cole Revocable Trust dated October 19, 1993.

2.2	Agreement and Escrow Instructions for Purchase and Sale of Real Property (Farmland) dated May 19, 2008 between Calavo Growers, Inc. and Lecil E. and Mary Jeanette Cole.

99.1	Press release of Calavo Growers, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
May 22, 2008
	By:	/s/ Lecil E. Cole

Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President
(Principal Executive Officer)

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